Exhibit 99.4 Press Release on Congresstional Record Statement

Chembio Recognized in Congressional Record Statement

MEDFORD, N.Y. - June 28, 2006 - Chembio Diagnostics, Inc. (OTCBB:CEMI) was recognized yesterday by The Honorable Tim Bishop, United States Congressman from the First District of New York, in a statement that was entered into the Congressional Record. In honor of National HIV Testing Day, Congressman Bishop praised Chembio’s work in rapid HIV testing as “a breakthrough in this critically important life-saving field.”

Larry Siebert, President and CEO of Chembio, remarked, “We are proud of the research, development and manufacturing we are doing at our facility in Medford, NY which is in the Congressman’s district. Most of our seventy-five employees reside in the district, and they are doing important work that really helps save lives. It gives us great pride to manufacture rapid tests that can make an individual aware of his or her HIV status in minutes.”

Congressman Bishop also noted that the House of Representatives has already agreed to appropriate $63 million of President Bush’s fiscal year 2007 budget request of $93 million for the purchase and distribution of rapid HIV test kits. The kits would be for use in areas of the country with the highest rates of newly discovered HIV cases and the highest suspected rates of undetected cases.

“The support of the government nationally, and at the state and local levels, has been evident, especially this week, commented Mr. Siebert.” “We are highly encouraged by the growing sentiment in the United States towards the emphasis on awareness and prevention, and are proud to support that sentiment at Chembio.”

ABOUT CHEMBIO
Chembio Diagnostics, Inc. possesses expertise in the development and manufacturing of rapid diagnostic tests for various infectious diseases. Chembio is participating in the frontlines of the global battle against the devastating AIDS pandemic. This battle, to which the United States alone has pledged $15 billion in international aid, is the impetus behind Chembio's rapid HIV tests. Because rapid tests can detect HIV antibodies within minutes, the massive prevention and treatment programs that are now scaling up can be much more effective. The Company has received approval from the FDA for its SURE CHECK(R) HIV 1/2 and HIV 1/2 STAT-PAK(TM) rapid test PMAs. The approved PMAs allow Chembio to market its rapid HIV tests to clinical laboratories and hospitals in the United States. The Company also manufactures additional rapid tests that it has developed for other deadly diseases, including human and veterinary Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc., the wholly owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

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